Willkie Farr & Gallagher


April 28, 1997



Scudder Tax Free Trust
Two International Place
Boston, Massachusetts  02110

Re:  Post-Effective Amendment No. 26 to Registration
     Statement (File No. 2-81105) (the "Registration
     Statement")

Ladies and Gentlemen:

We understand that Scudder Tax Free Trust, a Massachusetts business trust (the "Trust"), the beneficial interests in which are represented by transferable shares, $.01 par value per share (the "Shares"), intends to register under the Securities Act of 1933, as amended (the "Securities Act"), 4,891,814 Shares of Scudder Medium Term Tax Free Fund, by Post-Effective Amendment No. 26 to the Trust's Registration Statement.

We have examined a Certificate of Good Standing issued by the Secretary of the Commonwealth of Massachusetts and copies, either certified or otherwise proved to our satisfaction to be genuine, of the Trust's Declaration of Trust and By-Laws, each as now in effect, and other documents relating to the organization and operation of the Trust relevant to this opinion.

Based upon the foregoing, it is our opinion that all necessary action on the part of the Trust precedent to the issue of the Shares covered by Post-Effective Amendment No. 26 to the Registration Statement has been duly taken, and that all such Shares may legally and validly be issued for cash, and when sold will be fully paid and nonassessable by the Trust upon receipt by the Trust or its agent of consideration therefor in accordance with the terms described in the Registration Statement, subject to compliance with the Securities Act, the Investment Company Act of 1940, as amended, and applicable state laws regulating the sale of securities.

We note, however, that shareholders of a Massachusetts business trust may under certain circumstances be subject to assessment at the instance of creditors to pay the obligations of such trust in the event that its assets are insufficient for the purpose. We note, further, that, as to the various questions of fact material to the opinion expressed herein, we have relied upon certificates of officers of the Trust.
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Scudder Tax Free Trust
April 28, 1997
Page 2

We are members of the Bar of the State of New York and do not hold ourselves out as being conversant with the laws of any jurisdiction other than those of the United States of America and the State of New York. We note that we are not licensed to practice law in the Commonwealth of Massachusetts, and to the extent that any opinion expressed herein involves the law of the Commonwealth of Massachusetts, such opinion should be understood to be based solely upon our review of the documents referred to above, the published statutes of the Commonwealth of Massachusetts, and where applicable, published cases, rules or regulations of regulatory bodies of the Commonwealth of Massachusetts.

We consent to your filing this opinion with the Securities and Exchange Commission as an Exhibit to Post-Effective Amendment No. 26 to the Registration Statement.

Very truly yours,

/s/Willkie Farr & Gallagher